Exhibit 10.1(c)
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                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

         This Agreement (the "Amendment") is a Third Amendment to the Employment Agreement dated September 1, 1999 and as amended by the First Amendment to the Employment Agreement dated March 6, 2002 and by the Second Amendment dated May 1, 2003 (as amended, the "Agreement") by and between W.T. Wamberg (the "Executive") and Clark, Inc. (the "Company") which the parties have made and entered into as of the 1st day of October, 2003.

                                  INTRODUCTION

         WHEREAS, the Executive and the Company are parties to the Agreement pursuant to which the Company offered employment to the Executive and the Executive accepted such offer of employment on the terms set forth in the Agreement;
         WHEREAS, the Company and the Executive have mutually agreed on certain changes in the Executive's perquisites and other benefits;

         WHEREAS, prior to November 1, 2003, the Company provided the Executive with participation in a split-dollar life insurance policy under the C1arklBardes, Inc. Execu-flex Benefit Plan (the "Execu-flex Plan");

         WHEREAS, due to tax and regulatory issues, the Company will no longer sponsor such split-dollar life insurance as part of the Execu-flex Plan; and

         WHEREAS, in exchange for the split-dollar life insurance benefit under the Execu-flex Plan, the Company will pay an annual sum to the Executive of $6,250.

         NOW, THEREFORE, BE IT RESOLVED, in consideration of the mutual covenants set forth herein, the Company and the Executive hereby agree as follows:

                               TERMS OF AMENDMENT

         1.       Section 5 shall be amended by adding the following subsection
                  (e):

                  The Company shall pay the Executive during the remaining term of this Agreement, an annual amount of Six Thousand Two Hundred and Fifty dollars ($6,250) payable on or about November 1 of each year to be used to fund employee benefits at the Executive's discretion.

         2. This Amendment shall be attached to and form a part of the Agreement between the Executive and the Company. Except as modified by the Amendment, the Agreement shall remain in full force and effect without modification. This Amendment may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.


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         IN WITNESS WHEREOF, W.T. WAMBERG AND CLARK, INC. HAVE DULY ACKNOWLEDGED
THIS AMENDMENT TO THE EMPLOYMENT AGREEMENT DATED SEPTEMBER 1, 1999, AS AMENDED, AND ACKNOWLEDGE THAT EACH PARTY HAS READ, UNDERSTANDS AND ACCEPTS THE CONTENTS
OF THIS AMENDMENT, AND THAT EACH PARTY HAS EXECUTED THIS AMENDMENT EFFECTIVE AS OF THE DATE FIRST WRITTEN ABOVE.


W.T. WAMBERG                                 CLARK, INC.

/s/ W.T. Wamberg                             By: /s/ Thomas M. Pyra
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W.T. WAMBERG

                                             Its: Chief Operating Officer
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Date
                                             10/23/03
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                                             Date


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